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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-96604, No. 333-29643 and No. 333-29647) of
Philadelphia Consolidated Holding Corp. of our reports dated February 11, 2000 relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 28, 2000